Exhibit 10.1

                               DEVELOPMENT LICENSE
                          AND JOINT MARKETING AGREEMENT

This Agreement ("Agreement") is made, entered into and effective as of July 18, 2003, ("Effective Date") by and between xSides Corporation, a California corporation with its principal place of business at 821 Second Avenue, Suite 1600, Seattle, Washington 98104 ("xSides"), and Y3K Secure Enterprise Software, Inc., a Nevada corporation with its principal place of business at 108 West Stewart St, Puyallup, WA 98371 (hereafter referred to as "Independent Software Vendor" or "ISV"").

Recitals

A. The purpose of this Agreement is for xSides to provide ISV with the xSides PDK (as defined below) for the sole purpose of permitting ISV to develop and integrate applications that interoperate with the xSides technology. In addition, this Agreement shall also set forth the terms and conditions whereby the parties hereto ("Parties") may jointly market their respective products and services.

B. ISV desires to license the xSides PDK in order to develop Customized xSides Client Products (as defined below) as the user interface front-end for content and server-side products owned or otherwise licensed by ISV for distribution to Enterprise Customers (as defined below).

C. xSides desires that ISV license the xSides PDK for the sole purpose of developing such Customized xSides(R) Client Products.


NOW THEREFORE, for the mutual covenants contained herein, and for other good and
valuable   consideration,   the  receipt  and   adequacy  of  which  are  hereby
acknowledged, the parties agree as follows.

                                    Agreement


1.       DEFINITIONS

1.1 "Customized xSides Client Product" means an xSides Client Product (defined below) that has been customized to include ISV Content and/or interoperate with ISV Server Products pursuant to the terms of this Agreement.

1.2  "Derivative  Work" means any  "derivative  work" as that term is defined in
Section  101 of Title 17 of the United  States Code (the U.S.  Copyright  Act of
1976), as amended.

1.3 "End User" means a person who uses an xSides Client Product.

1.4 "Enterprise Customer" means any legal entity organized by charter, agreement or other similar instrument, including corporations, partnerships, limited liability companies or other similar organizations of more than one person, that is using or is interested in using Customized xSides Client Products for enterprise applications, including, but not limited to, corporate instant messaging and corporate portals.

1.5 "End User License Agreement" means the xSides agreement placed within or accompanying or otherwise governing the use of an xSides Client Product.

1.6 "Intellectual Property Rights" means any and all rights existing now or in the future in the United States or anywhere in the universe, including, without limitation, any and all rights: (i) under the laws of copyright, patent, trademark, trade secret, trade dress, unfair competition, "droit moral" or moral rights, or other similar laws; (ii) relating to the development and use of databases, domain names, mask works, or know-how; (iii) prohibiting the alteration or circumvention of copyright management information or technological measures; or (iv) subsisting in any and all patent applications, trademark registrations, reissues, renewals, extensions, restorations, continuations, divisionals, or foreign counterparts of any of the foregoing.


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1.7 "ISV  Content"  means  names,  logos,  hyperlinks,  text,  still or animated images, features, applications, moving images, sound, streams of sound, video, data (including but not limited to "tickers") owned or otherwise licensed by ISV.

1.8 "ISV Server Product" means server-side products and related technologies owned or otherwise licensed by ISV, namely (a) ICS Instant Communications System, (b) Market Portal, (c) Commerce Manager, and (d) Affiliate Tracker (collectively, "Y3K Solutions").

1.9 "Object Code" shall mean the machine readable form computer programming code as opposed to the human readable form of computer programming code.

1.10 "xSides PDK" means the xSides Platform Developers Kit and any application programming interfaces (APIs), sample codes and documentation contained therein, which shall be provided to ISV.

1.11 "Source Code" shall mean the human readable form computer  programming code
and  related  system  level  documentation,   including  all  comments  and  any
procedural code such as job control language.

1.12 "Territory" means worldwide.

1.13 "xSides Client Product" means any client-side product incorporating xSides Technology or any portion thereof, but not including ISV Owned Assets (defined below).

1.14 "xSides Server Product" means any server-side products and related technologies owned or otherwise licensed by xSides, including, but not limited to, server software designed to control or monitor the alternative screen area created by the xSides Technology.

1.15 "xSides Technology" means the xSides' patents, know-how and copyrighted works relating to the creation and operation of an alternative screen area which cannot be controlled by the underlying operating system.

2. INTELLECTUAL PROPERTY OWNERSHIP

2.1 xSides(R) Owned Assets. xSides does and shall own all right, title, interest and Intellectual Property Rights in and to the xSides Technology, xSides Client Products, xSides Server Products and xSides PDK (collectively, the "xSides Owned Assets"). The parties understand and agree that neither ISV nor any of its partners, customers or users is granted any rights whatsoever to make derivative works of the xSides Owned Assets; provided, however, that ISV shall be entitled to use the xSides PDK to develop graphical user interfaces in connection with the development of Customized xSides Client Products pursuant to the then-current rules and conditions for the use of xSides PDK.

2.2 ISV Owned Assets. ISV does and shall own all right, title, interest and Intellectual Property Rights in and to ISV Server Products and ISV Content including any graphical user interfaces developed exclusively by ISV for customized xSides Client Products(collectively, the "ISV-Owned Assets").

2.3 IP Allocation. In the event that it is unclear as to whether an asset is either an xSides Owned Asset or an ISV Owned Asset, the Parties shall promptly discuss in good faith any allocation of intellectual property rights relating thereto. The Parties agree that all such allocation shall be consistent with the Parties' objectives that xSides shall retain ownership and control of all features, functionality and characteristics of the xSides Technology and that ISV shall retain ownership and control of the features, functionality and characteristics of the ISV Content and ISV Server Products.

3.         LICENSES

3.1        License from xSides to ISV.

            (a) Beginning on the Effective Date and for the Term of this Agreement and so long as all of the terms and conditions of this Agreement are followed and met, xSides hereby grants to ISV a limited non-exclusive, non-transferable, personal, non-assignable, royalty-free license in the Territory to use the xSides PDK in order to create Customized xSides Client Products for evaluation by Enterprise Customers; provided, however, that ISV agrees to follow such rules and conditions for use of the xSides Technology as set forth in the xSides PDK, which are hereby incorporated by reference. xSides hereby reserves the right to modify from time to time such rules and conditions, and ISV agrees to abide at all times by the then-current rules and conditions for use of the xSides PDK. xSides shall notify ISV of such modifications in writing or by updating the DevZone web site.


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

            (b) Beginning on the Effective Date and for the Term of this Agreement and so long as all of the terms and conditions of this Agreement are followed and met, xSides hereby grants to ISV a limited non-exclusive, non-transferable, personal, non-assignable, royalty-free license in the Territory to use, display, reproduce, transmit and install Customized xSides Client Products in Object Code form solely for the purpose of allowing Enterprise Customers to evaluate either Party's respective products and services, with the right to sublicense such rights to Enterprise Customers for a maximum term of thirty (30) days per Enterprise Customer.

            (c) Beginning on the Effective Date and for the Term of this Agreement and so long as all of the terms and conditions of this Agreement are followed and met, xSides hereby grants to ISV a limited non-exclusive, non-transferable, personal, non-assignable, royalty-free license in the Territory to sell or distribute any xSides Owned Assets in Source Code or Object Code form, as applicable, except for the limited right to grant evaluation sublicenses as provided in Section 3.1(b).

            (d) Beginning on the Effective Date and for the Term of this Agreement and so long as all of the terms and conditions of this Agreement are followed and met, xSides hereby grants to ISV a limited non-exclusive, non-transferable, personal, non-assignable, royalty-free license in the Territory to use xSides' trademarks, only in the form and manner set forth in the PDK and as may be modified from time to time by xSides. Any changes to the placement or form of xSides' trademarks shall be reviewed in advance by xSides and approved or rejected solely at xSides' discretion. The service mark "xSides(R)", the xSides(R) logo, "xSides(R)", the cube logo, "xSides.com(TM)", the mark "xSides(TM)" and other trademarks, copyright notices or other proprietary notices or rights belonging to or licensed to xSides are and shall remain the sole property of xSides.

3.3      Marketing

            (a) Branding. The parties agree that Content Partners xSides Products will be co-branded with the ISV marks specified by ISV and the xSides marks specified by xSides. The Product may also be branded in accordance with any other branding strategies that the parties may mutually agree upon in writing from time-to-time.


            (b) Publicity. From time-to-time during the term of this Agreement, xSides and ISV will collaborate on press releases and other marketing activities to publicize Customized xSides Client Product and the Parties' relationship under this Agreement. However, neither Party will make any public announcement or press release regarding this Agreement, Customized xSides Client Product or any activities performed under this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld.

3.4      Reservations and Limitations.

            (a) Except as otherwise provided herein or agreed by the Parties, ISV shall not decompile, reverse engineer, or otherwise disassemble any xSides Technology, xSides PDK including the xSides Object Code or any portion thereof, in any manner, and xSides shall not decompile, reverse engineer, or otherwise disassemble any ISV Server Product, or any portion thereof, in any manner.

            (b) Neither Party grants the other Party any right, title or interest under any Intellectual Property Rights of the other, except as expressly provided herein. The goodwill from use of each Party's trademarks hereunder shall inure to the benefit of the Party who owns the trademark. ISV agrees that it shall not at any time apply for registration of any copyright, trademark, patent or any other designation which would affect the ownership of the xSides Owned Assets, nor file any document with any governmental authority or take any action which would affect the ownership thereof. xSides agrees that it shall not at any time apply for registration of any copyright, trademark, patent or any other designation which would affect the ownership of the ISV Owned Assets, nor file any document with any governmental authority or take any action which would affect the ownership thereof.

            (c) Each Party shall ensure that (i) all installation and download of the Customized xSides Client Product is subject to an xSides End User License Agreement, which shall incorporate customary protections for xSides' Intellectual Property Rights consistent with the terms, conditions and scope of license provided by this Agreement, and (ii) Customized xSides Client Products and all related Websites, packaging and advertising materials under its control shall contain appropriate copyright, trademark and patent notices, in a form subject to both xSides' and ISV's approval.


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

            (d) ISV shall not combine any software that is subject to an open source code license with xSides Owned Assets in a manner that xSides Owned Assets, or any portion thereof, thereby becomes subject to the terms of such open source code license.

4.       Revenue Share

            (a) In consideration of the rights granted hereunder, ISV shall pay to xSides a royalty equivalent to 20% of all Qualifying Sales Revenues (defined below) actually received by ISV.

            (b) For purposes of this Section 4, "Qualifying Sales Revenues" means gross revenues actually received for a given sale less any applicable discounts, returns, allowances, documented write-offs for bad debt and fraud, refunds, direct cost of goods sold, sale commissions and taxes payable by the selling Party (other than income taxes) associated with such transaction.

5. REPORTING, PAYMENT AND ACCOUNTING, AND AUDIT

5.1 Payment and Accounting. Within thirty (30) days after the end of each calendar quarter during the Term of this Agreement, ISV will deliver to xSides a detailed written report (sent concurrently in electronic form suitable for import into a spreadsheet program) setting forth the amount and calculation of the revenue share payments due to xSides based on revenues actually received during such calendar quarter, accompanied by payment thereof. The report shall breakdown the revenue by source in a level and nature of detail to be agreed upon by the Parties.

5.2 Audit. xSides shall have the right, on thirty (30) days prior notice once each calendar quarter, to have an independent accounting firm audit the written reports delivered to the other party and the related books, records and data maintained by the ISV. Such audit shall be accomplished during the ISV's usual business hours, and shall be at xSides expense, unless such audit determines an inaccuracy of more than five percent (5%), in which case the ISV will reimburse the xSides for the reasonable cost of the audit.

6. CONFIDENTIAL INFORMATION

For the of this Agreement, the parties agree that the terms and conditions of the Non-Disclosure Agreement ("NDA") entered into between the parties on April 26, 1999 shall govern all issues of confidentiality and disclosure between the parties, and the terms and conditions of such NDA are incorporated herein by reference. In addition, this requirement of confidentiality shall survive the expiration or termination of this Agreement.

7. COSTS OF DEVELOPMENT

Costs of Development. ISV shall be responsible for all software development work hereunder and any and all costs related thereto.

8. SUPPORT

8.1 ISV shall be solely responsible for providing all levels of technical support to Enterprise Customers and their End Users for the installation and evaluation of Customized xSides Client Products under this Agreement.


9. RIGHTS, LIABILITIES AND PROTECTIONS

9.1      Representations and Warranties

Each party represents and warrants to the other that such party (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction where it purports to be organized, (b) has the authority to enter into and fully perform this Agreement, and (c) has duly authorized and approved this Agreement and the execution thereof by the signatory who has executed this Agreement on its behalf.

9.2       Disclaimer of Warranties

THIS IS A CONTRACT FOR THE PROVISION OF SERVICES. THE XSIDES PRODUCT, PDK AND ALL VERSIONS THEREOF, THE XSIDES PROPRIETARY SOFTWARE, THE XSIDES TECHNOLOGY, THE XSIDES MATERIALS, AND ALL OTHER DELIVERABLES HEREUNDER ARE PROVIDED "AS-IS." NOTHING CONTAINED IN THIS AGREEMENT MAY BE CONSTRUED AS, AND BOTH PARTIES HEREBY WAIVE THE BENEFIT OF, ANY REPRESENTATIONS OR WARRANTIES WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT.


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

10. INDEMNITY AND LIMITATIONS

10.1     Indemnity

         (a) Each party agrees to defend, indemnify and hold harmless the other party and its affiliates, and their heirs, successors, assigns, licensees, officers, directors, agents, representatives and employees, and each of them, from and against any and all claims, demands, liabilities, losses, damages, costs, expenses (including but not limited to reasonable outside attorneys' fees), judgments and penalties arising out of, resulting from, based upon or incurred because of the breach by the indemnifying party of, or other failure of, any of the indemnifying party's warranties, representations or agreements made under this agreement.

         (b) In the event the xSides Technology is reasonably likely to be found to infringe any third party's intellectual property rights, xSides shall either
(a) modify the Customized xSides Client Product so that it is not infringing, but retains substantially the same functionality, or (b) obtain the right for ISV and its affiliates (without cost to ISV or its affiliates) to continue to use and distribute the Customized xSides Client Product as provided in this Agreement.

         (c) ISV agrees to defend, indemnify and hold harmless xSides, and its heirs, successors, assigns, licensees, officers, directors, agents, representatives and employees, and each of them, from and against any and all claims, demands, liabilities, losses, damages, costs, expenses (including but not limited to reasonable outside attorneys' fees), judgments and penalties arising out of, resulting from, based upon or incurred because of a third party claim that ISV's or its affiliates' proprietary software or that ISV's or its affiliates' content as incorporated in the Customized xSides Client Product and used in accordance with this Agreement violates such third party's intellectual property rights.

10.2 NO SPECIAL DAMAGES. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, NEITHER PARTY WILL, UNDER ANY CIRCUMSTANCES, BE LIABLE TO THE OTHER PARTY FOR ANY CONSEQUENTIAL, INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR EXEMPLARY DAMAGES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS, LOSS OF ANTICIPATED BUSINESS, LOSS OF DATA, OR OTHER BUSINESS LOSSES) EVEN IF SUCH DAMAGES ARE FORESEEABLE, AND EVEN IF THE BREACHING PARTY HAS BEEN APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES OCCURRING.

10.3 LIMITATION OF LIABILITY.  EXCEPT FOR THE COST OF DEFENDING ANY CLAIMS UNDER
SECTION 10 (INCLUDING WITHOUT LIMITATION REASONABLE OUTSIDE ATTORNEYS' FEES), IN NO EVENT WILL EITHER PARTY'S LIABILITY RELATING TO THIS AGREEMENT (WHETHER BASED ON AN ACTION OR CLAIM IN CONTRACT OR TORT), EXCEED THE AGGREGATE AMOUNTS ACTUALLY RECEIVED OR DUE UNDER THIS AGREEMENT.

11. TERMINATION/ EXPIRATION

11.1     Termination.

This Agreement shall have a term of three (3) years from the Effective Date. Notwithstanding the foregoing, this Agreement may be terminated (i) if either Party defaults in the performance of any material obligation and if such default is not cured within thirty (30) days after the defaulting Party receives written notice sufficient in detail to understand the nature of the default and recommended cure thereof from the non-defaulting Party; (ii) if the other Party makes an assignment for the benefit of its creditors, is declared insolvent, or a receiver or trustee in bankruptcy is appointed to take charge of all or part of the party's property; (iii) if xSides is sold, merged and/or acquired resulting in a change of control whereby the current shareholders of xSides no longer collectively own more than 50% of the voting shares of xSides. Unless previously terminated by either party prior to or upon expiration, this Agreement shall automatically be extended for an additional one (1) year period, and if not terminated by either party prior to or upon expiration of such additional one (1) year period, this Agreement shall be automatically extended for a second one (1) year period.


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11.2     Equitable Relief.

Each party agrees that the other party will, in addition to any other rights or remedies which it may have, be entitled to obtain immediate equitable and injunctive relief to restrain such party from any breach or threatened breach of 3 and 6 of this Agreement to avoid irreparable harm.

11.3     Effect of Termination.

In the event of termination or expiration, all licenses, rights and covenants granted to ISV shall cease, and except for such xSides materials deemed necessary to support ISV sublicensees, ISV shall, within thirty (30) days after failure to cure the material breach, return to xSides all copies of the xSides material or at xSides' written request, destroy all copies of the xSides material and affidavit to xSides in writing such destruction has taken place.

12. GENERAL PROVISIONS

12.1 Assignment. Neither party will assign this Agreement, or the rights and obligations hereunder, either voluntarily or by operation of law, absent the other party's prior written consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, either party ("Assigning Party") may, upon prior written notice to the other party assign all of its rights and delegate all of its duties under this Agreement to the surviving entity in a merger, sale, consolidation or combination of the Assigning Party or to an entity which acquires all or substantially all of the Assigning Party's assets.

12.2 Force Majeure. Neither party shall be liable for any failure, inability, or delay to perform hereunder due to Force Majeure, but the other party shall have the right to terminate for such event as hereinabove provided.

12.3 Notices. Except as otherwise specified herein, all notices, requests, demands, communications or statements (individually and collectively, "Notices") or payments required hereunder will be made in writing, delivered personally, or sent by certified or registered mail or commercial overnight delivery service, with provisions for a receipt, or (except as to payments) by completed facsimile, to the parties at their respective addresses:

If to xSides:
-------------
xSides Corporation
821 Second Avenue, Suite 1600
Seattle, Washington  98104
Attn:  Robert Steinberg, CEO
Fax: 206-336-5372

If to ISV:
----------
Y3K Secure Enterprise Software, Inc.
108 West Stewart Street
Puyallup, WA  98371
Attn: CEO
Fax:  253-284-2944

Either party may change its address upon ten (10) business days' written notice to the other sent in accordance with the foregoing. All notices, requests, demands, orders or communications will be deemed effective upon receipt in accordance with this Section.

12.4 Relationship of the Parties. Nothing contained in this Agreement shall cause or be deemed to cause the parties to be partners or joint venturers with, or agents or employees of, each other. The parties are independent contractors, and neither party has any right or power to create any obligation or responsibility on behalf of the other party. Neither party will make representations, warranties, or guaranties to anyone with respect to the specifications, features, capabilities or operations of the other's products or services that are inconsistent with or in addition to this Agreement and such party's published literature.

12.5 Successors and Assigns. This Agreement is binding upon the respective parties hereto and their permitted successors and assigns. The execution and delivery of this Agreement will not be deemed to confer any rights or remedies upon, or obligate any of the parties hereto, to any person or entity other than such parties.


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12.6 Governing Law;  Jurisdiction  and Venue.  This Agreement and the rights and obligations of the parties hereunder shall not be governed by the United Nations Convention on Contracts for the International Sale of Goods, the application of which is expressly excluded by the parties hereto. This Agreement will be governed by, and construed and enforced in accordance with, the laws of the State of Washington, regardless of the choice of law rules of Washington or any other jurisdiction.

12.7 Survival. The rights and obligations pursuant to Sections 1, 2, 3.1(d), 3.2
(c), 3.4(a), 3.4(b), 4, 5, 6, 9, 10, 11, 12 and 13 shall survive the termination of this Agreement for any reason.

12.9 Headings. Paragraph headings are for the convenience of the parties only and shall not be used in construing meaning.

12.10 Waiver. Failure or delay on the part of either party to exercise any right, power, privilege or remedy shall not constitute a waiver of, or bar the later exercise of, that or any other right, power, privilege or remedy of such party.

12.11 Severability. If a court or arbitrator of competent jurisdiction holds any term of this Agreement invalid or unenforceable, such term shall be reduced or otherwise modified by such court or arbitrator to the minimum extent necessary to make it valid and enforceable. If such term cannot be so modified, it shall be severed and the remaining terms of this Agreement shall be interpreted in such ways as to give maximum validity and enforceability to this Agreement.

12.12 Counterparts and Facsimile. This Agreement may be executed by facsimile and in several counterparts, each of which shall be an original and all of which together shall constitute one original instrument.

12.13 Entire Agreement. This Agreement (together with the NDA referenced herein) constitutes the entire understanding and agreement between the parties, and supersedes all prior and contemporaneous written and oral communications regarding this transaction, and may not be altered, modified or amended except by a written amendment executed by both parties.

12.14 Authority. Each individual executing this Agreement on behalf of each respective party acknowledges and warrants that (i) he/she has full authority to execute this Agreement on behalf of such party, (ii) this Agreement has been duly authorized and approved by such party, and (iii) this Agreement constitutes a valid and binding obligation of such party.

IN WITNESS WHEREOF, the parties shall be deemed to have executed this Agreement on the date first set forth above.

xSides Corporation, a
California corporation



By: /s/ Stuart DePina
    --------------------------------
    Its:  CEO


Y3K Secure Enterprise Software, Inc., a
Nevada Corporation



By: /s/ King Wm. Cole
    --------------------------------
    Its:  President


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